Exhibit (i)(6)

Morris, Nichols, Arsht & Tunnell llp

1201 North Market Street

P.O. Box 1347

Wilmington, Delaware 19899-1347

(302) 658-9200

(302) 658-3989 FAX

June 12, 2024

TCW ETF Trust

515 South Flower Street

Los Angeles, CA 90071

Re:	TCW ETF Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel to TCW ETF Trust, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to the issuance of Shares (the “Registered Shares”) of each of TCW Flexible Income ETF (the “Flexible Income Fund”), TCW Senior Loan ETF (the “Senior Loan Fund”), TCW Investment Grade Credit ETF (the “Investment Grade Fund”), TCW High Yield Bond ETF (the “High Yield Fund”), TCW AAA CLO ETF (the “AAA Fund”) and TCW Multisector Credit Income ETF (the “Multisector Fund” and together with the Flexible Income Fund, the Senior Loan Fund, the Investment Grade Fund, the High Yield Fund and the AAA Fund, the “Funds” and each, individually, a “Fund”), each a Series of the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Second Amended and Restated Agreement and Declaration of Trust of the Trust dated as of October 13, 2023 (the “Governing Instrument”).

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: Post-Effective Amendment No. 23 (the “Post-Effective Amendment”) to Registration Statement No. 333- 249926 under the Securities Act of 1933, as amended (the “Securities Act”) on Form N-1A of the Trust to be filed with the Securities and Exchange Commission on or about the date hereof; the Certificate of Trust of the Trust (then named Deer Lane ETF Trust) as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on October 26, 2020, as amended by the Certificate of Amendment thereto as filed in the State Office on December 21, 2020, changing the name of the Trust from “Deer Lane ETF Trust” to “Engine No. 1 ETF Trust”, as further amended by the Certificate of Amendment thereto as filed in the State Office on October 12, 2023 and effective on October 13, 2023, changing the name of the Trust from “Engine No. 1 ETF Trust” to “TCW ETF Trust” (as so amended, the “Certificate”); the Governing Instrument; the Declaration of Trust of the Trust (then named Deer Lane ETF Trust)

TCW ETF Trust

June 12, 2024

dated as of October 26, 2020; the Amended and Restated Agreement and Declaration of Trust of the Trust (then named Engine No. 1 ETF Trust) dated as of February 9, 2021; the Second Amended and Restated By-Laws of the Trust effective as of October 13, 2023 (the “Bylaws”); resolutions adopted at a meeting of the Trustees of the Trust held on April 8, 2024 (the “New Series Establishment Resolutions”); resolutions adopted at a meeting of the Trustees of the Trust (then named Engine No. 1 ETF Trust) held on February 23, 2021 (the “Issuance Resolutions” and together with the Governing Instrument, the Bylaws, the Post-Effective Amendment and the New Series Establishment Resolutions, the “Governing Documents”); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including the due adoption by the Trustees of the New Series Establishment Resolutions and the Issuance Resolutions) and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (iii) that no event has occurred subsequent to the filing of the Certificate, or will occur prior to the issuance of the Shares, that would cause a termination or dissolution of the Trust or any Series or Class thereof; (iv) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; (v) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Act”); (vi) that appropriate notation of the names and addresses of, the number of the Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (vii) the taking of all appropriate action by the Trustees to designate Series and Classes of Shares, including each Fund, and the rights and preferences attributable thereto as contemplated by the Governing Instrument; (viii) that the required consideration for the Shares is paid in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and that the Shares are otherwise issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and the Delaware Act; (ix) that the officers of the Trust selected TCW Flexible Income ETF, TCW Senior Loan ETF, TCW Investment Grade Credit ETF, TCW High Yield Bond ETF, TCW AAA CLO ETF and TCW Multisector Credit Income ETF as the name of each Fund; and (x) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no documents, facts or circumstances that are contrary to, or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust, the Funds or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

TCW ETF Trust

June 12, 2024

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that the Registered Shares, when issued to Shareholders of the applicable Fund in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued, fully paid and non-assessable shares of beneficial interest in the Trust.

We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Post-Effective Amendment. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Shareholder) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the Trust and the Shareholders in connection with the matters contemplated hereby and may not be relied upon by any other person or entity, or for any other purpose, without our prior written consent.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Louis G. Hering

Louis G. Hering